UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 1, 2008
NEWPORT CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-01649	94-0849175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1791 Deere Avenue, Irvine, California	92606
(Address of principal executive offices)	(Zip Code)
(949) 863-3144
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 1, 2008, Newport Corporation (the “Registrant”) entered into an amendment to the existing Loan Agreement between the Registrant and Bank of America, N.A. (the “Amendment No. 1 to Loan Agreement”). The Amendment No. 1 to Loan Agreement (1) extends the expiration date of the Registrant’s $5,000,000 revolving line of credit to December 1, 2009; (2) changes the interest rate to the BBA LIBOR Daily Floating Rate (as defined therein) plus 1%; (3) reduces the optional interest rate and certain fees charged by the lender; and (4) changes the collateral for the line of credit to time deposits held with the lender, as further described in the Security Agreement entered into by the Registrant in conjunction with the Amendment No. 1 to Loan Agreement.
     The Amendment No. 1 to Loan Agreement and the Security Agreement are included as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 1 to Loan Agreement between the Registrant and Bank of America, N.A. dated December 1, 2008.

10.2	Security Agreement between the Registrant and Bank of America, N.A. dated December 1, 2008.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 4, 2008	NEWPORT CORPORATION
	By:	/s/ Jeffrey B. Coyne
Jeffrey B. Coyne
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 1 to Loan Agreement between the Registrant and Bank of America, N.A. dated December 1, 2008.

10.2	Security Agreement between the Registrant and Bank of America, N.A. dated December 1, 2008.